Exhibit 99.2 CANADA Exploration & Production

Pipeline & Storage CANADA

Gathering CANADA

Utility DISTRIBUTION CORPORATION AREA NY PA CANADA

Energy Marketing

Exhibit 99.2

Exploration & Production



CANADA
Lake Ontario
Rochester
Buffalo
NY
Albany
Lake Erie
Erie
PA
New York
Pittsburgh
Harrisburg
Amarillo
Dallas
El Paso
TX
Houston
CA
Bakersfield
Los Angeles
SENECA RESOURCES AREAS

Pipeline & Storage


CANADA
LAKE ONTARIO
Rochester
Buffalo
LAKE ERIE
Erie
NY
Albany
PA
New York
Pittsburgh
Harrisburg
STORAGE AREAS
SYSTEM PIPELINES

Gathering


CANADA
LAKE ONTARIO
Rochester
Buffalo
LAKE ERIE
Erie
NY
Albany
PA
New York
Pittsburgh
Harrisburg
NFG MIDSTREAM PIPELINES

Utility


CANADA
Lake Ontario
Rochester
NY
Buffalo
Lake Erie
Erie
PA
New York
Pittsburgh
Harrisburg

AREA

Energy Marketing



CANADA
Lake Ontario
NY
Rochester
Syracuse
Buffalo
Albany
Lake Erie
Binghamton
Erie
PA
New York
Pittsburgh
Harrisburg
NFR SERVICE AREA